EXHIBIT 5

                                BAKER & DANIELS
                           300 NORTH MERIDIAN STREET
                                  SUITE 2700
                         INDIANAPOLIS, INDIANA  46204
                                (317) 237-0300




June 9, 1998


ITT Educational Services, Inc.
5975 Castle Creek Parkway, N. Drive
Indianapolis, Indiana 46250-0466

   Re: Registration Statement on Form S-8

Ladies and Gentlemen:

   We have acted as counsel to ITT Educational Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 3,365,065 shares (the "Incentive Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), pursuant to the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the "Incentive Plan").

   In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

   Based on the foregoing, we are of the opinion that the Incentive Shares have been duly authorized and, when the Registration Statement shall have become effective and the Incentive Shares have been issued in accordance with the Incentive Plan, the Incentive Shares will be validly issued, fully paid and non-assessable.

   Our opinion expressed above is limited to the federal law of the United States and the law of the State of Delaware.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ BAKER & DANIELS